Exhibit 99.1


           Certain Pending Litigation Matters and Recent Developments

As described in Note 4 ("Note 4") to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, there are legal proceedings covering a wide range of matters pending in various U.S. and foreign jurisdictions against the Company, its subsidiaries and affiliates, including PM Inc. and Philip Morris International, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, (iii) health care cost recovery cases brought by governmental and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, and (iv) other tobacco-related litigation, including suits by former asbestos manufacturers seeking contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking. Governmental plaintiffs in the health care cost recovery actions include the federal government, various cities and counties in the United States and certain foreign governmental entities. Non-governmental plaintiffs in these cases include union health and welfare trust funds ("unions"), native American tribes, insurers and self-insurers, taxpayers and others.

The following lists certain of the pending claims included in the latter three of these categories and certain other pending claims. Certain developments in these cases since February 15, 2000, are also described. Prior developments in these cases are described in the Company's Report on Form 10-K.

                          Smoking and Health Litigation

The following lists the smoking and health class actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates, including PMI, as of May 1, 2000, and describes certain developments in these cases since February 15, 2000.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Dade County, Florida, filed May 5, 1994. See Note 4. Contingencies, for a more detailed discussion of this case.

Norton, et al. v. RJR Nabisco Holdings Corporation, et al., Superior Court, Madison County, Indiana, filed May 3, 1996.

Richardson, et al. v. Philip Morris Incorporated, et al., Circuit Court, Baltimore City, Maryland, filed May 24, 1996. The court granted plaintiffs' motion for class certification in February 1998. Defendants have appealed the certification to the Maryland court of Special Appeals.

Scott, et al. v. The American Tobacco Company, et al., District Court, Orleans Parish, Louisiana, filed May 24, 1996. Trial is scheduled for January 2001.

Lyons, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, Alabama, filed August 8, 1996.

                                                                    Exhibit 99.1


Perry/Champion, et al. v. American Tobacco Co., Inc., et al., Circuit Court, Coffee County, Manchester, Tennessee, filed September 6, 1996.

Connor, et al. v. The American Tobacco Company, et al., Second Judicial District Court, Bernalillo County, New Mexico, filed October 10, 1996.

In Re Tobacco Litigation (Medical Monitoring Cases) (formerly McCune, et al. v. The American Tobacco Company, et al.), Circuit Court of Kanawha County, West Virginia, filed January 31, 1997. Trial is scheduled for October 2000.

Muncy (formerly Ingle and formerly Woods), et al. v. Philip Morris Incorporated, et al., Circuit Court, McDowell County, West Virginia, filed February 4, 1997.

Peterson, et al. v. The American Tobacco Company, et al., Circuit Court, First Circuit, Hawaii, filed February 6, 1997.

Walls, et al. v. The American Tobacco Company, et al., United States District Court, Northern District, Oklahoma, filed February 6, 1997.

Selcer, et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Nevada, filed March 3, 1997.

Geiger, et al. v. The American Tobacco Company, et al., Supreme Court, Queens County, New York, filed April 30, 1997. In October 1999, plaintiffs appealed the trial court's denial of their class certification motion.

Cole, et al. v. The Tobacco Institute, Inc., et al., United States District Court, Eastern District, Texarkana Division, Texas, filed May 5, 1997.

Cosentino, et al. v. Philip Morris Incorporated, et al., Superior Court, Middlesex County, New Jersey, filed May 21, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification. In February 2000, the parties stipulated to dismissal of the case.

Anderson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Eastern District, Tennessee, filed May 23, 1997.

Taylor, et al. v. The American Tobacco Company, Inc., et al., Circuit Court, Wayne County, Michigan, filed May 23, 1997. In January 2000, the court denied plaintiffs' motion for class certification. In April 2000, plaintiffs voluntarily dismissed the case with prejudice.

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. On April 10, 2000, the court denied plaintiffs' motion for class certification.

Brammer, et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District, Iowa, filed June 20, 1997.

                                                                    Exhibit 99.1


Denberg (formerly Daley), et al. v. American Brands, Inc., et al., United States District Court, Northern District, Illinois, filed July 7, 1997.

Bush, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Texas, filed September 10, 1997.

Nwanze, et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, New York, filed September 29, 1997.

Badillo, et al. v. The American Tobacco Company, et al., United States District Court, Nevada, filed October 8, 1997.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Aksamit, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, South Carolina, filed November 20, 1997.

Jackson, et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, Utah, filed February 13, 1998.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Basik (formerly Mendys), et al. v. Lorillard Tobacco Company, et al., Circuit Court, Cook County, Illinois, filed March 17, 1998.

Daniels, et al. v. Philip Morris Companies Inc., et al., Superior Court, San Diego County, California, filed April 2, 1998. In April 2000 the court confirmed its earlier order denying plaintiffs' motion for class certification.

Christensen, et al. v. Philip Morris Companies Inc., et al., United States District Court, Nevada, filed April 3, 1998.

Avallone, et al. v. The American Tobacco Company, Inc., et al., New Jersey Superior Court, Atlantic County Law Division, New Jersey, filed April 23, 1998. The trial court denied plaintiffs' motion for class certification. Plaintiffs appealed, and in April 2000 the appeals court dismissed plaintiffs' appeal.

Cleary, et al. v. PM Inc., et al., Circuit Court, Cook County, County Law Department, Law Division, Illinois, filed June 3, 1998.

Creekmore, et al. v. Brown & Williamson, et al., Superior Court, Bucombe County, North Carolina, filed July 31, 1998.

Jimenez, et al. v. Brown & Williamson Tobacco Corporation, et al., Second Judicial District Court, County of Bernalillo, New Mexico, filed August 20, 1998.

Sweeney, et al. v. The American Tobacco Company, et al., Court of Common Pleas, Allegheny County, Pennsylvania, filed October 15, 1998.

                                                                    Exhibit 99.1


Brown, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Pennsylvania, filed October 16, 1998. Plaintiffs allege that tobacco companies' "discriminatory targeting of menthol tobacco product sales to Black Americans" violates federal civil rights statutes. In September 1999, the court granted defendants' motion to dismiss the case. In October 1999, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit.

Gatlin, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, Missouri, filed December 21, 1998. In February 2000, plaintiffs voluntarily dismissed the case without prejudice.

Jones, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Tobacco Consumers' Group Number 3 v. R. J. Reynolds Tobacco Company, et al., United States District Court, Massachusetts, filed March 24, 1999.

Simon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed April 9, 1999.

Julian, et al., v. Philip Morris Companies Inc., Circuit Court for Montgomery County, Alabama, filed April 14, 1999.

Shortino, et al. v. Philip Morris Incorporated, et al., United States District Court, New Jersey, filed August 30, 1999. This putative class action is brought on behalf of New Jersey consumers who purchased and smoked cigarettes manufactured by Philip Morris and are asymptomatic of tobacco-related disease. The case was removed to the United States District Court for the District of New Jersey in October 1999. In May 2000, the court dismissed the plaintiffs' action.

Force v. Brown & Williamson Tobacco Corporation, et al., United States District Court, Southern District Illinois, filed March 29, 2000.

Decie, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed April 21, 2000 (not yet served).

International Cases

Caputo (formerly LeTourneau) v. Imperial Tobacco Limited, et al., Ontario Court of Justice, Toronto, Canada, filed January 13, 1995.

The Smoker Health Defense Association, et al. v. Souza Cruz, S.A. and Philip Morris Marketing, S.A., 19th Lower Civil Court of the Central Courts of the Judiciary District of Sao Paulo, Brazil, filed July 25, 1995.

DaSilva, et al. v. Nigerian Tobacco Company, et al., High Court of Lagos State, Nigeria, filed September 8, 1997. In February 2000, this action was dismissed due to improper service.

National Association for Assistance to Consumers and Workers v. Souza Cruz S.A. and Philip Morris Brasil S.A., The Fifth Court of Bankruptcies and Reorganizations of the Capital District of the State of Rio de Janeiro, Brazil, filed March 16, 1998.

                                                                    Exhibit 99.1


Fortin, et al. v. Imperial Tobacco Ltd., et al., Quebec Superior Court, Canada, filed on or about September 11, 1998.

Conseil Quebecois sur le Tabac v. RJR-Macdonald Inc., et al., Quebec Superior Court, Canada, filed November 20, 1998.

Associacao Cearense' de Defesa da Saude do Fumante e Ex-Fumante (ACEDESFE) v. Philip Morris Brazil, S.A., et al., Third Civil Court of the State of Ceara, Forteleza, Brazil, filed April 12, 1999.

Nixon v. Philip Morris (Australia) Limited, et al., Federal Court, New South Wales Registry, filed April 16, 1999.

Yabin Galidi, et al. v. Dubek Ltd., et al., Tel Aviv-Yaffo Region Court, Israel, filed (but not officially served) July 12, 1999.

                      Health Care Cost Recovery Litigation

The following lists the health care cost recovery actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates as of May 1, 2000, and describes certain developments in these cases since February 15, 2000. As discussed in Note 4. Contingencies, in 1998 PM Inc. and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the "MSA") settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota.
Exhibit 99.2 hereto sets forth the status of judicial approval of the MSA in each of the respective settling jurisdictions. The Company believes that the claims in the city/county, taxpayer and certain of the other health care cost recovery actions listed below are released in whole or in part by the MSA or that recovery in any such actions should be subject to the offset provisions of the MSA.

City/County Cases

City and County of San Francisco, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, California, filed June 6, 1996. In February 2000, plaintiffs voluntarily dismissed their case with prejudice.

City of New York, et al. v. The Tobacco Institute, et al., Supreme Court, New York County, New York, filed October 17, 1996. Pursuant to the MSA, plaintiffs, New York City and the Health and Hospitals Corporation, have agreed to execute a release against all defendants and others, including PM Inc., and to sign a stipulation dismissing this action with prejudice.

County of Cook v. Philip Morris, Incorporated, et al., Circuit Court, Cook County, Illinois, filed April 18, 1997. In September 1999, the judge granted in part and denied in part defendants' motion to dismiss the complaint.

                                                                    Exhibit 99.1


Dismissed were plaintiff's claims for intentional/ negligent breach of special and general duty, performance of another's duty to the public, public nuisance and unjust enrichment/ restitution. The counts remaining are for various violations of the Illinois Consumer Fraud Act, violations of the Illinois Antitrust Act, negligence per se and conspiracy. In February 2000, the court denied defendants' motion for summary judgment on the remaining claims.

City of St. Louis v. American Tobacco, et al., Circuit Court for the City of St. Louis, filed November 23, 1998. This action has been stayed by agreement of the parties until September 2000.

County of St. Louis v. American Tobacco, et al., United States District Court, Eastern District, Missouri, filed December 3, 1998. This action has been stayed by agreement of the parties until September 2000.

Craig J. Wedde v. Valley Warehousing, Inc., et al., Circuit Court Fond Du Lac County, Wisconsin, filed April 7, 1999.

County of Wayne v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Michigan, filed December 7, 1999.

Department of Justice Case

The United States of America v. Philip Morris, Inc., et al., United States District Court, Washington, D.C., filed September 22, 1999. See Note 4. Contingencies, for a discussion of this case.

International Cases

Republic of the Marshall Islands v. The American Tobacco Company, et al., High Court, Republic of the Marshall Islands, filed October 20, 1997. In July 1999, the court denied defendants' motion to dismiss. Trial of this case is scheduled for January 2001.

The Republic of Panama v. The American Tobacco Company, Inc., et al., District Court of Orleans Parish, Louisiana, filed September 11, 1998.

Kupat Holim Clalit v. Philip Morris, Inc., et al., Jerusalem District Court, Israel, filed September 28, 1998.

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed November 12, 1998. This lawsuit relies heavily upon recently enacted legislation in British Columbia which is being challenged. An agreement with the government in British Columbia provided that these separate constitutional challenges would be litigated prior to the health care cost recovery action. These constitutional challenges were heard by the British Columbia court in October 1999. In February 2000, the court dismissed the action, finding the statute upon which British Columia's claim was based was inconsistent with the Constitution of Canada.

The Caisse Primaire d'Assurance Maladie of Saint-Nazaires v. SEITA, et al., Civil Court of Saint-Nazaires, France, filed June 1999.

The State of Rio de Janeiro of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., District Court, Angelina County, Texas, filed July 12, 1999.

In re Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279), United States District Court, District of Columbia, consolidated June 1999. The cases filed by the Ukraine, the Republics of Guatemala, Nicaragua, Bolivia, the Province of Ontario, Canada, the State of Goias, Brazil and Venezuela have been consolidated into this action. In December 1999, the court granted defendants' motion to dismiss the complaint

                                                                    Exhibit 99.1


filed by the Republic of Guatemala. In March 2000, the court also dismissed the complaint filed by Nicaragua and Ukraine.

The Republic of Ecuador v. Philip Morris Companies, Inc., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed January 21, 2000.

The State of Sao Paulo of the Federal Republic of Brazil v. Philip Morris Companies, Inc., et al., Civil District Court, Parish of Orleans, Louisiana, filed February 9, 2000. The case was removed to the United States District Court, Eastern District, Louisiana.

The State of Espirito Santo of the Federal Republic of Brazil v. Brooke Group., et al., Circuit Court, Miami, Florida, filed February 20, 2000. The case was removed to the United States District Court, Southern District, Florida.

Obra Social de Empleados de la Marina Mercante, et al. v. The American Tobacco Company, et al., Superior Court, Washington, D.C., filed March 8, 2000.

Union Cases

Stationary Engineers Local 39 Health and Welfare Trust Fund v. Philip Morris, Inc., et al., United States District Court, Northern District, California, filed April 25, 1997. In August 1999, the court dismissed the action without prejudice. Plaintiff has appealed the dismissal and several interlocutory orders of the court to the United States Court of Appeals for the Ninth Circuit. In March 2000, plaintiffs voluntarily dismissed their appeal.

Northwest Laborers-Employers Health and Security Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Washington, filed May 21, 1997. In July 1999, the court entered judgment for defendants. Plaintiffs appealed the judgment of dismissal to the United States Court of Appeals for the Ninth Circuit, and requested that the issues on appeal be certified to the Washington Supreme Court. On February 1, 2000, the court entered an order granting final approval of the parties' agreement to dismiss all claims with prejudice and without costs. In February 2000, the Ninth Circuit dismissed the appeal with prejudice and without costs.

Central Laborers Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed May 30, 1997.

Massachusetts Laborers Health and Welfare Fund v. Philip Morris, Inc., et al., United States District Court, Massachusetts, filed June 2, 1997. In August 1999, the court granted defendants' motion to dismiss as to all counts except one, ruling that plaintiffs can only proceed on that claim on the basis of subrogation. In April 2000, plaintiffs filed a voluntary stipulation of dismissal of the case.

Hawaii Health and Welfare Trust Fund for Operating Engineers v. Philip Morris, Inc., et al., United States District Court, Hawaii, filed June 13, 1997. Plaintiff has appealed the court's dismissal of its action to the United States Court of Appeals for the Ninth Circuit. In March 2000 plaintiffs voluntarily dismissed their appeal.

                                                                    Exhibit 99.1


Ark-La-Miss Laborers Welfare Fund, et al. v. Philip Morris, Inc. et al., United States District Court, Eastern District, Louisiana, filed June 20, 1997. In February 2000, the District Court granted plaintiffs' motion to voluntarily dismiss the case without prejudice.

Oregon Laborers Employers Health and Welfare Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Oregon, filed June 20, 1997. In July 1999, the United States Court of Appeals for the Ninth Circuit affirmed the trial court's dismissal of this suit. Plaintiff filed a petition for a writ of certiorari to the United States Supreme Court. In January 2000, the United States Supreme Court denied the plaintiffs' petition, letting the dismissal of the case stand. In March 2000, plaintiffs voluntarily dismissed their appeal.

Connecticut Pipe Trade, et al. v. Philip Morris Incorporated, et al., United States District Court, Connecticut, filed July 1, 1997. Plaintiffs voluntarily dismissed the case in September 1998. In April 2000, they filed a motion to reinstate the case.

Laborers and Operating Engineers Utility Agreement Health and Welfare Trust Fund for Arizona v. Philip Morris Incorporated, et al., United States District Court, Arizona, filed July 7, 1997. Plaintiffs have appealed the court's decision to grant defendants' motion to dismiss to the United States Court of Appeals for the Ninth Circuit. In November 1999, the Ninth Circuit denied plaintiffs' request for a stay of proceedings. In March 2000, plaintiffs voluntarily dismissed their appeal.

Rhode Island Laborers Health and Welfare Fund v. Philip Morris Incorporated, et al., United States District Court, Rhode Island, filed July 20, 1997. In August 1999, the Magistrate issued a report and recommendation dismissing the entire complaint, citing grounds of remoteness with respect to the injunctive claims and lack of standing with respect to the RICO and antitrust claims.

Eastern States Health and Welfare Fund, et al. v. Philip Morris, Inc., et al., Supreme Court, New York County, State of New York, filed July 28, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiffs are appealing the dismissal.

Asbestos Workers Local 53 Health and Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Louisiana, filed August 15, 1997. In February 2000, the District Court dismissed the case without prejudice.

Construction Laborers of Greater St. Louis Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, City of St. Louis, Missouri, filed September 2, 1997. In January 2000, plaintiffs voluntarily dismissed the case.

                                                                    Exhibit 99.1


Teamsters Union No. 142 Health and Welfare Trust Fund and Sheet Metal Workers Local Union No. 20 Welfare and Benefit Fund v. Philip Morris Incorporated, et al., Circuit Court, St. Joseph County, Indiana, filed September 12, 1997. In February 2000, plaintiffs voluntarily dismissed the case.

Operating Engineers Local 12 Health and Welfare Trust Fund, et al. v. American Tobacco, Inc., et al., Superior Court, San Diego County, California, filed September 17, 1997. Trial is scheduled for January 2001. See In re TOBACCO CASES
II. In March 2000, the court ruled that plaintiffs are not permitted to use California's unfair business practices statute to seek monetary damages for their claims. In April 2000, the plaintiffs voluntarily dismissed the case with prejudice and appealed certain trial court rulings to the State court of appeals.

Puerto Rican ILGWU Health & Welfare Fund, et al. v. Philip Morris Inc., et al., Supreme Court, County of New York, New York, filed September 17, 1997. In March 2000, the court granted defendant's motion for dismissal, stating that the plaintiffs' claims were too remote and indirect.

New Mexico and West Texas Multi-Craft Health and Welfare Trust Fund, et al. v. Philip Morris, Inc., et al., Second Judicial District Court, Bernalillo County, New Mexico, filed October 10, 1997. The court granted defendants' motion to dismiss in December 1998. Plaintiffs have appealed dismissal of only their antitrust and state law consumer protection claims to the New Mexico Court of Appeals. In April 2000, plaintiffs voluntarily dismissed their appeal with prejudice.

United Food and Commercial Workers Unions and Employers Health and Welfare Fund
v. Philip Morris, Inc., et al., United States District Court, Northern District, Alabama, filed November 13, 1997. In August 1999, the court granted defendants' motion to dismiss. Plaintiff has appealed to the United States Court of Appeals for the Eleventh Circuit.

IBEW Local 25 Health and Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

                                                                    Exhibit 99.1


IBEW Local 363 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Local 138, 138A and 138B International Union of Operating Engineers Welfare Fund
v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Local 840, International Brotherhood of Teamsters Health and Insurance Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, State of New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, filed November 25, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Day Care Council - Local 205 D.C. 1707 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Local 1199 Home Care Industry Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Local 1199 National Benefit Fund for Health and Human Services Employees v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997. In March 2000, the court granted defendants' motion for dismissal, stating that the plaintiff's claims were too remote and indirect. Plaintiff has appealed the dismissal.

Operating Engineers Local 324 Health Care Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Wayne County, Michigan, filed December 30, 1997. Plaintiffs appealed the court's February 1999 decision to grant defendants' motion to dismiss to the Michigan Court of Appeals.

Robert Lyons, et al. v. Philip Morris Incorporated, et al., United States District Court, Minnesota, filed December 31, 1997. In April 1999, the court granted defendants' motion to dismiss the case on the grounds that plaintiffs' alleged injuries were "too derivative and remote" to be cognizable under federal antitrust and RICO law. Plaintiffs have appealed to the United States Court of Appeals for the Eighth Circuit.

Steamfitters Local Union No. 614 Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Thirteenth Judicial District, Tennessee, filed January 7, 1998. In January 1999, the trial court granted in part and denied in part defendants' motion to dismiss. Defendants filed an interlocutory appeal from the partial denial of their motion to dismiss.

National Asbestos Workers Medical Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed February 27, 1998. In July 1999, the District Court denied a motion to intervene filed by another union health and welfare fund. In August 1999, the court denied defendants' motion to dismiss the amended complaint. In October 1999, the United States Court of Appeals for the Second Circuit denied defendants' appeal and mandamus petition, which sought review of the District Court's denial of defendants' motion to dismiss the amended complaint. In November 1999, defendants filed a petition for

                                                                    Exhibit 99.1


rehearing en banc from the previous order in October declining to review defendants' petition for writ of mandamus. In January 2000, defendants filed a petition for a writ of mandamus with the Second Circuit seeking to require that the class certification issue be resolved prior to trial. On February 8, 2000, the Second Circuit ordered further briefing on the petition. Trial is scheduled for November 2000.

Milwaukee Carpenters, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Wisconsin, filed March 4, 1998. In September 1999, the judge denied plaintiffs' motion to remand the case to state court. In January 2000, the court dismissed the case with prejudice pursuant to a stipulation by the parties.

Service Employees International Union Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed March 19, 1998. In July 1999, the court denied without prejudice the motion of two health and welfare trust funds to intervene in this lawsuit. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the District Court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

Utah Laborers' Health and Welfare Trust Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Utah, filed June 13, 1998. In October 1999, the District Court certified its denial of the motion to dismiss to the United States Court of Appeals for the Tenth Circuit. In November 1999, the Tenth Circuit granted the petition to review the District Court's denial of the motion to dismiss. On April 14, 2000, plaintiffs voluntarily dismissed their case with prejudice.

S.E.I.U. Local 74 Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed June 22, 1998. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the District Court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

Michael H. Holland, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed July 9, 1998. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the District Court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

Sheet Metal Workers Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed August 31, 1999. In December 1999, the court granted in part and denied in part defendants' motion to dismiss. In March 2000, the United States Court of Appeals for the District of Columbia Circuit granted the parties' petitions to appeal the District Court's partial denial of defendants' motion to dismiss. In April 2000, the District of Columbia Circuit consolidated the appeal with Guatemala v. The Tobacco Institute for purposes of oral argument.

David B. Bergeron, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed September 29, 1999.

Native American Cases

                                                                    Exhibit 99.1


The Muscogee (Creek) Nation, et al. v. The American Tobacco Company, et al., District Court, Okmulgee District, Muscogee (Creek) Nation, filed June 20, 1997. In December 1999, plaintiffs voluntarily dismissed the case.

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997. On January 25, 2000, the court entered a stay of proceedings until July 2001.

Lower Brule Sioux Tribe v. American Tobacco Company, et al., Tribal Court of the Lower Brule Sioux Tribe, Lower Brule, South Dakota, filed December 4, 1997.

Sisseton-Wahpeton Sioux Tribe v. Philip Morris Incorporated, et al., Tribal Court of the Sisseton-Wahpeton Sioux Tribe, filed May 8, 1998. On December 1, 1999, the court granted defendant's petition for intermediate appeal from the trial court's order, which granted in part and denied in part defendants' motion to dismiss the complaint. The trial and appellate courts have stayed proceedings until July 2000.

Standing Rock Sioux Tribe v. Philip Morris Incorporated, et al., Tribal Court of the Standing Rock Sioux Indian Reservation, filed May 8, 1998. In May 2000, the Standing Rock Sioux v. Supreme Court entered an order affirming the trial court's denial of defendants' motion to dismiss the complaint for lack of subject matter jurisdiction.

Acoma Pueblo, et al. v. American Tobacco Co., et al., New Mexico, First Judicial District Court, Santa Fe County, New Mexico, filed June 16, 1999. On November 18, 1999, the court entered a stay of proceedings until July 2000.

Navajo Nation v. Philip Morris Incorporated, et al., District Court, Window Rock, Arizona, filed August 12, 1999.

Insurer and Self-Insurer Cases

Group Health Plan, et al. v. Philip Morris, Inc., et al., United States District Court, Minnesota, filed March 11, 1998. In April 1999, the court dismissed all claims except the state antitrust and conspiracy claims. In January 2000, the court granted in part defendants' motion to dismiss and certified issues regarding plaintiffs' consumer protection claims to the Minnesota Supreme Court.

Health Care Services Corporation (formerly Arkansas Blue Cross and Blue Shield), et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, Illinois, filed April 29, 1998. In August 1999, the court denied defendants' motion to reconsider its earlier denial of defendants' motion to dismiss and granted certification of the order for interlocutory appeal to the United States Court of Appeals for the Seventh Circuit. In November 1999, the Seventh Circuit reversed the trial court's refusal to dismiss the case and instructed the trial court to dismiss it. In December 1999, the Court of Appeals denied plaintiffs' petitions for rehearing and rehearing en banc. The trial court dismissed the case in January 2000. Plaintiffs filed an appeal in the United States Court of Appeals for the Seventh Circuit. In April 2000, the court denied plaintiffs' appeal.

Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris, Incorporated, et al., United States District Court, Eastern District, New York, filed April 29, 1998. In August 1999, the court denied defendants' motion to dismiss the amended complaint. In October 1999, the United States Court of Appeals for the Second Circuit denied defendants' appeals and mandamus petition, which sought review of the District Court's denial of defendants' motion to dismiss the amended complaint. In October 1999, five of the plaintiffs agreed to dismiss their claims without prejudice. In November 1999, defendants filed a petition for rehearing and a petition for rehearing en banc from the previous order in October declining to review defendants' petition for

                                                                    Exhibit 99.1


writ of mandamus. In December 1999, the Second Circuit denied the petition for rehearing and in April 2000 denied the defendants' petition for rehearing en banc. Trial is scheduled for September 2000.

Regence Blue Shield, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Washington, filed April 29, 1998. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Ninth Circuit.

Taxpayer Cases

Coyne, et al. v. The American Tobacco Company, et al., Court of Common Pleas, Cuyahoga County, Ohio, filed September 17, 1996. In July 1999, the United States Court of Appeals for the Sixth Circuit affirmed the trial court's ruling that plaintiffs lacked standing to pursue the action. As a result, the case was remanded to state court for additional proceedings since there was no federal subject matter jurisdiction.

State of Tennessee, et al., ex. rel. Beckom, et al. v. The American Tobacco Company, et al., Chancery Court, Monroe County, Tennessee, filed May 8, 1997. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Sixth Circuit. In April 2000, the Sixth Circuit ordered that the case be remanded to state court, holding the United States District Court lacked subject matter jurisdiction to determine plaintiffs' lack of standing.

Woods, et al. v. The American Tobacco Company, et al., United States District Court, Middle District, North Carolina, filed February 13, 1998. In March 2000, the parties stipulated the dismissal of the case without prejudice.

Other Cases

Perry, et al. v. The American Tobacco Company, et al., Circuit Court, Coffee County, Tennessee, filed September 30, 1996.

University of South Alabama v. The American Tobacco Company, et al., United States District Court, Southern District, Alabama, filed May 19, 1997. In January 2000, the court entered an order dismissing this case with prejudice subject to the stipulation of the parties.

Mason, et al. v. The American Tobacco Company, et al., United States District Court, Northern District, Texas, filed December 23, 1997. In May 1999, the United States Justice Department advised the court that the Federal Government does not plan to intervene in this suit.

In re TOBACCO CASES II, Superior Court for the State of California, Judicial Council Coordination Proceeding No. 4042. The court in this case has consolidated 30 previously filed cases, including 26 health care cost recovery actions filed by unions (all of which were recently voluntarily dismissed by plaintiffs without prejudice) and one by native Americans, two "Proposition 65" cases, and two putative smoking and health class actions. In a July 1999 telephonic ruling, the court in the native American case denied defendants' motion to dismiss except with respect to claims for violation of the California Business and Professions Code. In January 2000, the court granted in part and denied in part defendants' motion for summary judgment in the "Proposition 65" cases and dismissed plaintiffs' "Proposition 65" claims. In April 2000, the court denied class certification in the two putative class actions. Trial on the remaining claims in these two cases, alleging violations of California's Business and Professions Code, is scheduled to begin in July 2000.

Allegheny General Hospital, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Pennsylvania, filed December 10, 1998. In November 1999, the court granted defendants' motion to dismiss. Plaintiffs are appealing this decision.

                                                                    Exhibit 99.1


Association of Washington Public Hospital Districts, et al. v. Philip Morris Incorporated, United States District Court, Western District, Washington, filed March 17, 1999. In December 1999, the court granted defendants' motion to dismiss and plaintiffs are appealing this decision.

A.O. Fox Memorial Hospital et al. v. The American Tobacco Company, et al., Supreme Court, Nassau County, New York, filed March 30, 2000 (not yet served).

                     CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against the Company and/or various subsidiaries and others as of May 1, 2000, and describes certain developments since February 15, 2000.

Asbestos Contribution Cases

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed September 15, 1997.

Raymark Industries, Inc. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, Northern District, Atlanta Division, Georgia, filed September 15, 1997.

Fibreboard Corporation and Owens Corning v. The American Tobacco Company, et al., Superior Court, Alameda County, California, filed December 11, 1997.

Keene Creditors Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed December 19, 1997.

Robert A. Falise, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, New York, filed December 31, 1997. In November 1999, the court granted defendant's motion to dismiss, finding no subject matter jurisdiction. Plaintiffs refiled their complaint in November 1999, alleging violations of RICO. Trial is scheduled for July 2000.

H. K. Porter Company, Inc. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed December 31, 1997. In November 1999, defendants filed a petition for mandamus with the United States Court of Appeals for the Second Circuit, seeking review of the trial court's denial of defendants' motion to dismiss the new complaint. Trial is scheduled for January 2001.

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed December 31, 1997.

Raymark Industries, Inc. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed January 30, 1998. Trial is scheduled for March 2001.

Owens Corning v. R.J. Reynolds Tobacco Company, et al., Circuit Court, Jefferson County, Mississippi, filed August 30, 1998. Trial is scheduled for February 2001.

                                                                    Exhibit 99.1


UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court, New York County, New York, filed March 15, 1999.

P&L Coal Holdings Corporation v. British American Tobacco Industries, et al., United States District Court, Wyoming, filed March 10, 2000. In March 2000, plaintiffs dismissed the case without prejudice.

Lights/Ultra Lights Cases

Hogue, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Circuit Court for the 13th Judicial Circuit, Hillsborough County, Florida, filed June 30, 1998.

Gesser (formerly Cummis), et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Superior Court, Middlesex County, New Jersey, filed July 9, 1998.

McNamara, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Court of Common Pleas, Montgomery County, Pennsylvania, filed July 16, 1998.

Aspinall, et al. v. Philip Morris Companies, Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998.

Russell, et al. v. Philip Morris Incorporated and Philip Morris Companies, Inc., United States District Court, Eastern District, Tennessee, filed November 24, 1998. In April 1999, plaintiffs voluntarily dismissed this case.

McClure, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Circuit Court, Davidson County, Tennessee, filed February 19, 1999.

Cocca, et al. v. Philip Morris Incorporated, Superior Court, Maricopa County, Arizona, filed May 13, 1999. The United States District Court granted plaintiffs' motion to remand the case to the Superior Court of Maricopa County.

Popa, et al. v. Philip Morris Companies Inc., et al., Court of Common Pleas, Stark County, Ohio, filed June 30, 1999.

Engle, et al. v. Philip Morris Companies, Inc. and Philip Morris Inc., United States District Court, Arizona, filed July 16, 1999.

Catherine Marrone, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Court of Common Pleas, Medina County, Ohio, filed November 8, 1999. This putative class action is brought on behalf of all residents of Ohio who purchased and consumed Virginia Slims Lights cigarettes and who do not have a claim for personal injury resulting from the purchase or consumption of cigarettes.

Sarah Dahlgren v. Philip Morris Companies Inc. and Philip Morris Inc., et al., Superior Court, Washington, D.C., filed November 18, 1999. This putative class action, brought on behalf of all residents of Washington, D.C. who smoke Marlboro Lights cigarettes, alleges deceptive and unfair trade practices.

Miles, et al. v. Philip Morris Companies, Inc., et al., Circuit Court, Madison County, Illinois, filed February 10, 2000.

Jackie Bauer, et al. v. Philip Morris Companies Inc., United States District Court, Eastern District, Missouri, filed February 15, 2000.

                                                                    Exhibit 99.1


Retail Leaders Case

R.J. Reynolds Tobacco Company, et al. v. Philip Morris Incorporated, United States District Court, Middle District, North Carolina, filed March 12, 1999.

Vending Machine Case

Lewis d/b/a B&H Vendors v. Philip Morris Inc., United States District Court, Middle District, Tennessee, filed February 3, 1999. Trial is scheduled for November 2000.

California Business and Professions Code Cases

The Company believes that these cases which were based in part on "Proposition 65", are released in whole or in part by the MSA or that recovery in any such action should be subject to the offset provisions of the MSA. In January 2000, the trial court granted in part and denied in part defendants' motion for summary judgment in the "Proposition 65" cases and dismissed plaintiffs' "Proposition 65" claims. Trial on the remaining claims, alleging violations of California's Business and Professions Code regarding unfair and fraudulent business practices, is scheduled to begin July 2000.

The People of the State of California, et al. v. Philip Morris Incorporated, et al., Superior Court, Los Angeles County, California, filed July 14, 1998. This case has been coordinated with In Re Tobacco Cases II discussed above.

The People of the State of California, et al. v. Brown & Williamson Tobacco Corporation, et al., Superior Court, San Francisco County, California, filed July 28, 1998. This case has been coordinated with In Re Tobacco Cases II discussed above.

MSA-Related Cases

Hise, et al. v. Philip Morris Incorporated, et al., United District Court, Northern District, Oklahoma, filed December 15, 1998. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Tenth Circuit. In February 2000, the Tenth Circuit affirmed summary judgment for defendants and in March 2000 it denied plaintiffs' petition for rehearing.

Forces Action Project, LLC, et al. v. The State of California, et. al., United States District Court, Northern District, California, filed January 23, 1999. In January 2000, the court granted defendants' motion to dismiss the complaint. In March 2000, plaintiffs filed an appeal to the United States Court of Appeals for the Ninth Circuit.

A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al., United States District Court, Western District, Pennsylvania, filed April 12, 1999. In March 2000, the court granted in part defendants' motion to dismiss the complaint. Thereafter, plaintiffs and Philip Morris stipulated to a dismissal without prejudice of the claim that had not been dismissed by the court. In April 2000, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit from the court's decision granting in part defendants' motion to dismiss.

A.D. Bedell Company, Inc. v. Philip Morris, Supreme Court, Cattaraugus County, New York, filed October 18, 1999. In November 1999, the court denied a motion to dismiss the complaint and denied a motion to vacate the temporary restraining order enjoining Philip Morris from refusing to sell products to plaintiff. Shortly

                                                                    Exhibit 99.1


thereafter, the parties agreed to stay further proceedings in the case pending the outcome of A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al. pending in the Western District of Pennsylvania and any appeal therefrom. Philip Morris filed an appeal from the court's denial of the motion to dismiss and the motion to vacate. The appeals court heard argument on the appeal in February 2000.

Table Bluff Reservation (Wiyot Tribe), et al. v. Philip Morris, Inc., et al., No. C99-02621-NHP, United States District Court, Northern District, California, filed June 2, 1999. On November 12, 1999, the court dismissed the lawsuit in its entirety. Plaintiffs filed a notice of appeal in November 1999.

Turner Branch, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, New Mexico, filed August 3, 1999. In October 1999, the court granted defendants' motion to stay the case pending arbitration pursuant to the MSA. In April 2000, plaintiff withdrew his request for fees submitted to the arbitration panel.

PTI, Inc. et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, California, filed August 13, 1999.

State of New York, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, intervention motion filed August 19, 1999. The intervention motion was denied, and is presently on appeal to the Appellate Division, First Department.

Herek, et al. v. State of Wisconsin, et al., Circuit Court, Dane County, Wisconsin, filed November 5, 1999. This lawsuit alleges that plaintiffs have a right to a portion of the proceeds Wisconsin receives pursuant to the MSA. In April 2000, the parties stipulated to dismissal of the cigarette manufacturing defendants.

Tobacco Price Cases

Wholesalers and Other Direct Purchasers - The following are putative class actions filed by tobacco wholesalers and direct purchasers of cigarettes alleging that defendants, through the MSA and other activities, conspired to fix cigarette prices in violation of antitrust laws.

Buffalo Tobacco Products, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed February 8, 2000.

DelSeronne, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Wayne County, Michigan, filed February 8, 2000.

Greer v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000.

Lennon v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed February 9, 2000.

Munoz v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000.

Smith v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000.

Withers v. Philip Morris Companies Inc., et al., Circuit Court, Jefferson County, Tennessee, filed February 9, 2000.

Barnes v. Philip Morris Companies Inc., et al., Superior Court, District of Columbia, filed February 10, 2000. In April 2000 plaintiff voluntarily dismissed the action.

                                                                    Exhibit 99.1


Gray, M.D. v. Philip Morris Companies Inc., et al., Superior Court, Pima County, Arizona, filed February 11, 2000.

Brownstein v. Philip Morris Companies Inc., et al., Circuit Court, Broward County, Florida, filed February 14, 2000.

Quickle, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Brooke County, West Virginia, filed February 14, 2000.

Faherty v. Philip Morris Companies Inc., et al., Superior Court, Cumberland County, Maine, filed February 16, 2000.

Rowlen, et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Mississippi, filed February 16, 2000.

Shafer v. Philip Morris Companies Inc., et al., District Court, Morton County, North Dakota, filed February 16, 2000.

Vetter v. Philip Morris Companies Inc., et al., Circuit Court, Sixth Judicial District, South Dakota, filed February 16, 2000.

Ulan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 17, 2000.

Rog-Glo, Ltd. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District, New York, filed February 18, 2000.

Williamson Oil Company, Inc. v. Philip Morris Companies, et al., United States District Court, Northern District, Georgia, filed February 18, 2000.

Cusatis v. Philip Morris Companies Inc., et al., Circuit Court, Milwaukee County, Wisconsin, filed February 28, 2000.

Sand v. Philip Morris Companies Inc., et al., Superior Court, Los Angeles, California, filed February 28, 2000.

Amsterdam Tobacco v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed March 6, 2000.

Nierman v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 6, 2000.

Sylvester v. Philip Morris Companies Inc., et al., Supreme Court, New York County, New York, filed March 8, 2000.

Goldschlack v. Philip Morris Companies Inc., et al., United States District Court, Eastern District, Pennsylvania, filed March 9, 2000.

Morse v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed March 14, 2000.

                                                                    Exhibit 99.1


Suwanee Swifty Stores, Inc., D.I.P. v. Philip Morris Companies, Inc., United States District Court, Northern District, Georgia, filed March 14, 2000.

Holiday Markets, Inc. et al. v. Philip Morris Companies Inc., United States District Court, Northern District, Georgia, filed March 17, 2000.

Sullivan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed March 17, 2000.

Teitler v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed March 17, 2000.

Taylor, et al. v. Philip Morris Companies Inc., et al., Superior Court, Cumberland County, Maine, filed March 24, 2000.

Peirona v. Philip Morris Companies Inc., et al., Superior Court, San Francisco County, California, filed March 28, 2000.

Romero v. Philip Morris Companies Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000.

Belch v. Philip Morris Companies Inc. et al., Superior Court, Alameda County, California, filed on April 11, 2000.

Kissel v. Philip Morris Companies Inc., et al., District Court, Brooke County, West Virginia, filed April 13, 2000.

Swanson v. Philip Morris Companies Inc., et al., District Court, Hughes County, South Dakota, filed April 18, 2000.

Ludke et al. v. Philip Morris Companies Inc., et al., District Court, Hennepin County, Minnesota, filed April 20, 2000.

Marins Distributors, Inc., et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Illinois, filed April 25, 2000.

Tobacco Growers' Case

DeLoach, et al. v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed February 16, 2000. This purported class action alleges that defendants violated anti-trust laws by conspiring to displace the tobacco quota and price support system administered by the federal government, by bid-rigging, and by entering into the agreement with tobacco growers and quota-holders described in Note 4, contingencies.

                              CERTAIN OTHER ACTIONS

The following lists certain other actions pending against subsidiaries of the Company and others as of May 1, 2000.

National Cheese Exchange Cases

Consolidated Action: (Servais, et al. v. Kraft Foods, Inc. and the National Cheese Exchange, Inc., Circuit Court, Dane County, Wisconsin, filed May 5, 1997; Dodson, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County,

                                                                    Exhibit 99.1


Wisconsin, filed July 1, 1997; Noll, et al. v. Kraft Foods, Inc., et al., Circuit Court, Dane County, Wisconsin, filed July 11, 1997.) As discussed in
Note 4. Contingencies, in October 1999 the Court granted Kraft's motion for summary judgment. Plaintiffs have appealed.

Vincent, et al. v. Kraft Foods, Inc., Circuit Court, Cook County, Illinois, filed October 27, 1997. In February 2000, the appeals court reversed the trial court's dismissal.

Knevelboard Dairies, et al. v. Kraft Foods, Inc., et al., United States District Court, Central District, California, filed April 14, 1998. Plaintiffs have appealed the court's dismissal of this action.

Environmental Matters

State of Missouri v. Kraft Foods, Inc., et al., Circuit Court, Missouri, filed March 14, 2000. In March 2000, the State of Missouri filed a civil enforcement action against Kraft and affiliated companies alleging that from 1995 through 1999 the defendants sent spent weiner casings to a farm site near Columbia, Missouri for reuse. The State claims that this practice violated the Missouri Solid Waste Law and the Missouri Clean Water Law and seeks civil penalties and the removal of the spent casings from the farm site and disposal in a permitted solid waste facility. Kraft filed a motion to dismiss the complaint.


                                   ----------


20